EXHIBIT 10.33

YAHOO! INC.

1995 STOCK PLAN
(AS AMENDED AND RESTATED MAY 19, 2005)

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of                       , 2005 (the “Date of Grant”), is made by and between Yahoo! Inc., a Delaware corporation (the “Company”), and                         (the “Grantee”).

WHEREAS, the Company has adopted the Yahoo! Inc. 1995 Stock Plan, as amended (the “Plan”), pursuant to which the Company may grant Restricted Stock Units;

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                                            Grant of Restricted Stock Unit Award

(a)                                  Grant of Restricted Stock Units.  The Company hereby grants to the Grantee                    Restricted Stock Units (the “Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

(b)                                 Incorporation of Plan; Capitalized Terms.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2.                                            Terms and Conditions of Award

The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)                                  Limitations on Rights Associated with Units.  The Restricted Stock Units are bookkeeping entries only.  The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.

(b)                                 Restrictions.  Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the Restricted Unit Period.  Any attempt to dispose of any Restricted Stock Units in contravention of the above restriction shall be null and void and without effect.

(c)                                  Lapse of Restrictions  [Time-based vesting: Except as may be otherwise provided herein, the Restricted Stock Units subject to the Award shall become non-forfeitable on the third anniversary of the Date of Grant.]

[Performance-based vesting: Except as may otherwise be provided herein, the Restricted Stock Units subject to the Award shall become non-forfeitable upon the satisfaction of the performance-based objectives and conditions set forth on Exhibit A hereto.  Notwithstanding anything to the contrary in this Section 2(c), in no event shall any such restrictions lapse prior to the first anniversary of the Date of Grant.]

(d)                                 Timing and Manner of Payment of Restricted Stock Units.

[Award paid in cash: As soon as practicable after the date any Restricted Stock Units subject to the Award become non-forfeitable (the “Payment Date”), such Restricted Stock Units shall be paid in a lump sum cash payment equal in the aggregate to the Fair Market Value of a Share on the Payment Date multiplied by the number of such Restricted Stock Units that become non-forfeitable upon that Payment Date. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.]

[Award paid in Stock: As soon as practicable after the date any Restricted Stock Units subject to the Award become non-forfeitable (the “Payment Date”), such Restricted Stock Units shall be paid by the Company delivering to the Grantee, a number of Shares equal to the number of Restricted Stock Units that become non-forfeitable upon that Payment Date.  The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee.  Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Affiliates unless the Company is otherwise instructed in writing.  Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.  Notwithstanding the foregoing, the Company shall have no obligation to issue Shares in payment of the Restricted Stock Units unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any Stock Exchange.]

[Award paid in Cash or Stock at Company’s Option:  As soon as practicable after the date any Restricted Stock Units subject to the Award become non-forfeitable (the “Payment Date”), such Restricted Stock Units shall be paid, at the Company’s option, (i) in a lump sum cash payment equal in the aggregate to the Fair Market Value of a Share on the Payment Date multiplied by the number of such Restricted Stock Units that become non-forfeitable upon that Payment Date or (ii) by the Company delivering to the Grantee a number of Shares equal to the number of Restricted Stock Units that become non-forfeitable upon that Payment Date.  If the Restricted Stock Units are paid in Shares, the Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee.  Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Affiliates unless the Company is otherwise instructed in writing.  Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.  Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue Shares in payment of the Restricted Stock Units unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any Stock Exchange.]

(e)                                  Termination of Employment.  In the event of the termination of Grantee’s employment or service with the Company, Parent, Subsidiary or any Affiliate for any reason prior to the lapsing of the restrictions in accordance with Section 2(c) hereof with respect to any of the Restricted Stock Units granted hereunder, such portion of the Restricted Stock Units held by Grantee shall be automatically forfeited by the Grantee as of the date of termination.(1)  Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units that are so forfeited.

(f)                                    Corporate Transactions.  The following provisions shall apply to the corporate transactions described below:

(i)                                     In the event of a proposed dissolution or liquidation of the Company, the Award will terminate and be forfeited immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Administrator.

(ii)                                  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Award shall be assumed or substituted with an equivalent award by such successor corporation, parent or subsidiary of such successor corporation; provided that the Administrator may determine, in the exercise of its sole discretion in connection with a transaction that constitutes a permissible distribution event under Section 409A(a)(2)(v) of the Code, that in lieu of such assumption or substitution, the Award shall be vested and non-forfeitable and any conditions or restrictions on the Award shall lapse, as to all or any part of the Award, including Restricted Stock Units as to which the Award would not otherwise be non-forfeitable.

(g)                                 Income Taxes. The Grantee shall pay to the Company at the time the Grantee recognizes taxable income in respect of the Restricted Stock Units an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units.  Such payment may be made by any of, or a combination of, the following methods:  (i) cash or check; (ii) out of any amounts payable in cash to Grantee under Section 2(d) hereof; (iii) out of the Grantee’s current compensation; (iv) if permitted by the Administrator in its discretion, surrender of shares of Common Stock of the Company which

(1) [In accordance with Section 12(b) of the Plan, the Administrator may provide, in its sole discretion, that upon the termination of the Grantee’s Continuous Status as an Employee or Consultant (i) without Cause, (ii) by the Grantee for Good Reason, or (iii) due to the Grantee’s death or Total Disability, the Restricted Stock Units shall become fully or partially non-forfeitable on the date of such termination.]  [Time-based awards only.]

(a) either have been owned by the Grantee for more than six (6) months as of the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; or (v) if permitted by the Administrator in its discretion, by electing to have the Company withhold from the Grantee any Shares otherwise payable to the Grantee pursuant to Section 2(d) hereof having a Fair Market Value equal to the minimum statutory amount required to be withheld in connection with the payment of the Restricted Stock Units.  For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by the Grantee to have Shares withheld or repurchased to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(i)                                     the election must be made on or prior to the applicable Tax Date;

(ii)                                  once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii)                               all elections shall be subject to the consent or disapproval of the Administrator; and

(iv)                              if the Grantee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 3.                                            Miscellaneous

(a)                                  Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b)                                 No Right to Continued Employment.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent, a Subsidiary or any Affiliate or shall interfere with or restrict in any way the right of the Company, Parent, Subsidiary or any Affiliate, which is hereby expressly reserved, to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c)                                  Bound by Plan.  By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d)                                 Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e)                                  Invalid Provision.  The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f)                                    Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g)                                 Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h)                                 Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i)                                     Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j)                                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the         day of                , 2005.

YAHOO! INC.

By:

Its:

[Insert Name]

Signature:

Printed Name:

Address:

EXHIBIT A

PERFORMANCE-BASED OBJECTIVES AND CONDITIONS

A-1